SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 30, 2004

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street

Sanford, Florida 32771

(address of principal executive offices)

Registrant’s telephone number: (407) 323-1833

ITEM 5. Other Events and Regulation FD Disclosure.

On April 30, 2004, Federal Trust Corporation issued a press release announcing a $.02 per share quarterly cash dividend on its common stock. The dividend will be paid to stockholders of record on May 11, 2004, and will be distributed on May 25, 2004.

ITEM 7. Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1	Press Release (solely furnished and not filed for purposes of Item 12).

Date: April 30, 2004

Federal Trust Corporation
(Registrant)

By:	/s/ Gregory E. Smith
Gregory E. Smith
Chief Financial Officer
(407) 323-1833